Exhibit 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 8, 2001 included in Plum Creek Timber Company's Form 8-K dated October 9, 2001 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP


Atlanta, GA
October 25, 2001